Exhibit 4.5

Subscription Agent: Vstock Transfer, LLC

18 Lafayette Place

Woodmere, NY 11598

Information Agent: Alliance Advisors, LLC

Banks, brokers and shareholders call toll-free: (855) 723-7819

FG FINANCIAL GROUP, INC.

SUBSCRIPTION RIGHTS CERTIFICATE FOR SHARES OF COMMON STOCK

THE SUBSCRIPTION RIGHTS OFFERING (“RIGHTS OFFERING”) EXPIRES AT 5:00 P.M., EASTERN TIME, ON NOVEMBER 29, 2021, UNLESS THE EXERCISE PERIOD IS EXTENDED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”).

FG Financial Group, Inc. (the “Company”) has distributed to each holder (each an “Eligible Holder”) of its common stock, $0.001 par value per share (the “Common Stock’), owned as of record at 5:00 p.m., Eastern Time, on October 25, 2021 (the “Record Date”), at no charge, one (1) non-transferable subscription right (the “Subscription Right”) for each share of common stock held as of the Record Date. Each Subscription Right entitles the Eligible Holder to subscribe for and purchase 0.15 of a share of Common Stock, at a subscription price of $4.00 per whole share (the “Subscription Price”). An Eligible Holder who fully exercises their basic Subscription Rights is entitled to exercise an over-subscription privilege to subscribe for and purchase, for the Subscription Price, additional shares that remain unsubscribed at the Expiration Date (the “Over-Subscription Privilege”), subject to proration limitations. The terms and conditions of the Rights Offering are set forth in the Company’s Prospectus, dated October 28, 2021 (as it may be amended or supplemented, the “Prospectus”), which is incorporated into this Subscription Rights Certificate by reference. Capitalized terms used but not defined herein have the meanings set forth in the Prospectus. The owner of this certificate is entitled to the number of basic Subscription Rights, and is entitled to exercise the basic Subscription Rights for the number of shares shown on this Subscription Rights Certificate.

THE SUBSCRIPTION RIGHTS ARE NON-TRANSFERABLE

The Subscription Rights are non-transferable. There is no public trading market for the Subscription Rights, and the Subscription Rights will not be listed on Nasdaq or any other securities exchange or market or quoted on any automated quotation system.

SUBSCRIPTION PRICE

The Subscription Price for the basic Subscription Rights and the Over-Subscription Privilege is $4.00 per whole share.

METHOD OF EXERCISE OF RIGHTS

TO EXERCISE YOUR SUBSCRIPTION RIGHTS, YOU MUST PROPERLY COMPLETE AND SIGN THIS SUBSCRIPTION RIGHTS CERTIFICATE ON THE BACK AND RETURN IT, IN THE ENVELOPE PROVIDED, TO THE SUBSCRIPTION AGENT, VSTOCK TRANSFER, LLC (THE “SUBSCRIPTION AGENT”), TOGETHER WITH PAYMENT, IN FULL, FOR AN AMOUNT EQUAL TO THE SUBSCRIPTION PRICE MULTIPLIED BY THE TOTAL NUMBER OF SHARES FOR WHICH YOU ARE SUBSCRIBING, TO THE SUBSCRIPTION AGENT BEFORE 5:00 P.M., EASTERN TIME, ON THE EXPIRATION DATE. SUBSCRIPTION RIGHTS HOLDERS SHOULD CAREFULLY REVIEW THE PROSPECTUS AND CONSULT THEIR LEGAL, TAX AND FINANCIAL ADVISORS BEFORE EXERCISING THEIR SUBSCRIPTION RIGHTS.

Holder ID	Company Identifier	Class	Subscription Rights Qty Issued	Subscription Rights Cert #
XXXX	XXXX	Subscription Rights	XXX.XX	XXXX

Signature of Owner and U.S. Person for Tax Certification	Signature of Co-Owner (if more than one registered holder listed)	Date (mm/dd/yy)

You must timely pay the full Subscription Price for the full number of Shares you wish to acquire pursuant to the basic Subscription Right and the Over-Subscription Privilege. Shares subscribed for pursuant to the Over-Subscription Privilege are subject to proration and stock ownership limitations, as described in the Prospectus. If you are the Eligible Holder, you must deliver payment to the Subscription Agent via personal check to accounts maintained by the Subscription Agent; please reference your Subscription Rights Certificate control number on your check. Payment also may be made by wire transfer to the account maintained by the Subscription Agent for purposes of accepting subscriptions in the Rights Offering at CitiBank, N.A., ABA #021000089, Account #6872558279, with reference to the Eligible Holder’s name. If your shares are held in the name of a broker, dealer, bank or other nominee, you should deliver payment to such broker, dealer, bank or other nominee, as applicable, in accordance with the instructions provided by such nominee.

Payments of the Subscription Price for the shares will be held in a segregated account until the Rights Offering is completed or the Company withdraws or terminates the Rights Offering. No interest will be paid to you on the funds you deposit with the Subscription Agent. You will not receive any interest on the payments held by the Subscription Agent before your shares have been issued to you or your payment is returned to you, without interest, because your exercise has not been satisfied for any reason.

The Company will not issue fractional shares. Instead, fractional shares resulting from the exercise of the basic subscription rights and the over-subscription privileges will be eliminated by rounding down to the nearest whole share. Any excess subscription payment received by the subscription agent will be returned, without interest or penalty, promptly following the expiration of the offering.

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY
SECTION 1: OFFERING INSTRUCTIONS (check the appropriate boxes) IF YOU WISH TO SUBSCRIBE FOR YOUR FULL ENTITLEMENT OF SUBSCRIPTION RIGHTS:

☐	I apply for ALL of my entitlement of shares pursuant to the basic Subscription Right	_________ (no. of basic subscription rights)	x 0.15=	__________ (no. of shares)	x $4.00 = (per share)	$______

EXAMPLE: If you own 1,000 shares of common stock, your basic Subscription Right permits the purchase of 150 Shares [1,000 Subscription Rights x 0.15 = 150].

☐	addition, I apply for additional shares pursuant to the Over-Subscription Privilege*		___________________ (no. of additional shares)		x $4.00 = (per share)	$______

IF YOU DO NOT WISH TO APPLY FOR YOUR FULL ENTITLEMENT OF BASIC SUBSCRIPTION RIGHTS:

☐	I apply for		___________ (no. of shares)		x $4.00 = (per share)	$______

IF YOU DO NOT WISH TO EXERCISE YOUR RIGHT TO SUBSCRIBE: Please disregard this mailing.

SECTION 2: SUBSCRIPTION AUTHORIZATION

I acknowledge that I have received the Prospectus for this Rights Offering and I hereby subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus relating to the basic Subscription Rights and Over-Subscription Privilege in the Rights Offering:

Signature of Subscriber(s)

____________________________________________________________________________

(and address if different from Subscriber’s address on this Subscription Rights Certificate)

____________________________________________________________________________

____________________________________________________________________________

Telephone number (including area code):___________________________________________

*	You can only participate in the Over-Subscription Privilege if you have subscribed for your full entitlement of shares pursuant to the basic Subscription Right.

Please complete all applicable information and return to: VSTOCK TRANSFER, LLC

By Registered Certified or Express Mail, or Courier Delivery:

Vstock Transfer, LLC, 18 Lafayette Place, Woodmere, NY 11598

DELIVERY OF THIS SUBSCRIPTION RIGHTS CERTIFICATE TO THE SUBSCRIPTION AGENT AT AN ADDRESS OTHER THAN ITS ADDRESS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

Any questions regarding this Subscription Rights Certificate and Rights Offering may be directed to

Alliance Advisors, LLC, toll free at (855) 723-7819